                                                                     EXHIBIT 4.3

                                WARRANT AGREEMENT

WARRANT AGREEMENT made this ___ day of June, 2001 between MICHIGAN COMMUNITY BANCORP LIMITED, a Michigan corporation (the "Company"), and
________________________a _______________________ (the "Warrant Agent").

FOR VALUE RECEIVED, the parties hereto agree as follows:

1. OFFERING OF WARRANTS. The Company proposes to offer, sell and issue warrants ("Warrants") to purchase up to an aggregate of 332,287 shares of its common stock ("Common Stock"). Such Warrants comprise a part of the investment units to be sold by the Company, each unit ("Unit") consisting of two shares of Common Stock and a Warrant to purchase an additional share of Common Stock. Each Warrant entitles the registered holder thereof ("Warrant Holder") to purchase a share of Common Stock at the price of _______________ ($_______) per share.

A registration statement on Form SB-2 with respect to the Warrants, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"). Amendments to such registration statement may be filed, and a final form of prospectus shall be filed with the Commission upon the effectiveness of such registration statement. Such registration statement (including all exhibits thereto), as amended at the time it becomes effective and at the time each post-effective amendment thereto becomes effective, and the final prospectus filed upon the effectiveness of such registration statement or post-effective amendment (including any supplements to such final prospectus filed following such effectiveness) are referred to herein, respectively, as the "Registration Statement" and the "Prospectus."

2. WARRANTS. As described in the Registration Statement and the Prospectus, each Warrant shall entitle the Warrant Holder to purchase Common Stock directly from the Company at the price of _____________ ($___________) per share ("Exercise Price"). Each Warrant shall be exercisable as provided herein for a period of thirty-six (36) months commencing [from the date of this offering], provided that the Common Stock issuable upon the exercise of such Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of its Warrant Exercise Period, each Warrant will, respectively, expire and become void and of no value.

3. CERTIFICATES. The certificates evidencing Warrants ("Warrant Certificates") shall be registered as to each Warrant Holder and be substantially in the form set forth in EXHIBIT "A" to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of the President of the Company. If any person whose signature appears upon any Warrant Certificate as an officer of the Company shall have ceased to be such officer before such Warrant Certificate is issued and delivered, such Warrant may be issued and delivered as if such person had not ceased to be an officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant

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Certificate shall be a proper officer of the Company to sign such Certificate even though such person was not such an officer upon the date of this Agreement.

4. REGISTRATION OF TRANSFERS AND EXCHANGES. Subject to the provisions of Section 3, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose following the surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

5. EXERCISE OF WARRANTS.

         (a) A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check payable to the order of the Company, the aggregate Exercise Price of the shares of Common Stock to be purchased.

         (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Warrant Agent shall requisition from the Company and upon receipt shall make deliver of, certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder. Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the company shall next be open (whether before, on or after the expiration of the applicable Warrant Exercise Period).

         (c) Subject to Section 5(b), if less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder, until the expiration of the applicable Warrant Exercise Period.

         (d) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

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         (e) Upon the exercise of any Warrant, the Warrant Agent shall promptly forward all funds received in payment of the Exercise Price to the Company. Once such funds are determined to be collected, the Warrant Agent shall cause the certificate(s) representing the shares of Common Stock issued upon the exercise of Warrants to be delivered to the record holder(s) of such Common Stock.

         (f) Reasonable expenses incurred by the Warrant Agent hereunder shall be paid or reimbursed by the Company. These expenses, including delivery of Common Stock certificates to shareholders, shall be paid directly by the Company upon demand. A report setting forth (I) the names of exercising Warrant Holders,
(ii) the number of shares of Common Stock issuable to such exercising Warrant Holders, respectively, (iii) the amount of funds remitted by such exercising Warrant Holders, respectively, and (iv) any expenses paid (including fees and expenses of the Warrant Agent) shall be provided to the Company by the Warrant Agent periodically.

6. TAXES. The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares upon the exercise of the Warrants, provided, however, that if the Warrant Shares are to be delivered in the name of someone other than the Registered Owner of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of taxes or charges incident thereto.

7. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agency of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company or the Warrant Agent.

8. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon the exercise of Warrants, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of Warrants; such shares of Common Stock shall upon issuance be fully paid, nonassessable, and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

9. GOVERNMENTAL RESTRICTIONS. If any shares of Common Stock issuable upon the exercise of Warrants require registration with or approval of any governmental authority, the company shall endeavor to secure such registration or approval; provided that in no event shall such shares of Common Stock be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; however all Warrants, the exercise of which is requested during any such suspension, shall be

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exercisable at the Exercise Price. If any such period of suspension continues past the expiration of its Warrant Exercise Period, any Warrant as to which exercise has been requested on or prior to the expiration of its Warrant Exercise Period shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

10. ADJUSTMENTS. Subject to the terms set forth in the Warrant Certificates, if, prior to the exercise of any Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

11. NOTICE TO WARRANT HOLDERS.

         (a) Upon any adjustment as described in Section 10 hereof, the Company within twenty (20) days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable thereto.

         (b) If the Company proposes to enter into any reorganization, reclassification, sale of all or substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least twenty (20) days prior to such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company under the provisions of this Agreement to provide such notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

12. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 10 hereof or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would result in the issuance of a fractional share of Common Stock, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable shall be rounded up or down to the nearest full share.

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13. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a shareholder of the company, either at law or equity, and the rights of the Warrant Holders, as such are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

14. WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company, and the Warrant Agent hereby accepts such appointment, upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of a Warrant, shall be bound:

         (a) Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes responsibility hereunder only for the correctness of any statement which describes the Warrant Agent and/or for action taken or to be taken by the Warrant Agent.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent for the services rendered by the Warrant Agent hereunder those fees to which the Warrant Agent is entitled as the Company's transfer agent and registrar. The Company shall also reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the performance of this Agreement.

         (f) The Company shall indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and counsel fees, incurred in connection with its performance of this Agreement, except as a result of the Warrant Agent's negligence or bad faith. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the likelihood of such loss or damage.

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         (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may, in its sole and absolute discretion, consider proper, whether with or without any such security or indemnity.

All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear, subject to the terms set forth in the Warrant Certificates.

         (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or a shareholder, director, officer or employee of such Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

15. SUCCESSOR WARRANT AGENT. Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any further act of a party or the parties hereto.

16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign from its duties under this Agreement upon notice given in writing by the Warrant Agent or the Company; the Warrant Agent may be discharged by the Company from its duties under this Agreement upon notice given in writing by the Company to the Warrant Agent; the foregoing notices shall, in either case, give the date when such resignation or discharge shall take effect and shall be sent at least thirty (30) days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.

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17. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by first class mail, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:


                       Michigan Community Bancorp Limited
                       43850 Schoenherr Road
                       Sterling Heights, Michigan 48202
                       Attn: David McKinnon

Any notice or demand authorized hereby to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                       ----------------------------------
                       ----------------------------------
                       ----------------------------------
                       ----------------------------------

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by first class mail, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as such addresses shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

18. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any of the Warrant Holders in order to cure any ambiguity, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

19. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successor and assigns.

20. TERMINATION. This Agreement shall terminate at the close of business on the date upon which the Warrant Exercise Period expires as to all Warrants (or the business day next following such date) or such earlier date upon which all of the Warrants is suspended pursuant to Section 9 and such suspension continues beyond the date upon which the Warrant Exercise Period expires as to all Warrants, this Agreement shall terminate on the business day immediately following the expiration of such suspension. The provisions of Section 13 shall survive such termination.

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21. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be construed in accordance with the internal laws of said state.

22. BENEFITS OF AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim hereunder, this Agreement being expressly for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

23. COUNTERPARTS. This Agreement may be executed in counterparts, and both of such counterparts shall for all purposes be deemed to be an original and both such counterparts shall together constitute but one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their duly authorized agents.

                                       MICHIGAN COMMUNITY BANCORP LIMITED



                                       By:
                                          --------------------------------------
                                              David A. McKinnon, President





                                       By:
                                          --------------------------------------
                                                           Name

                                          --------------------------------------
                                                          Title

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                                                                    Exhibit A to
                                                               Warrant Agreement

No. W                                                                   Warrants
     --------------                                   -----------------

                         CLASS A REDEEMABLE COMMON STOCK
                          PURCHASE WARRANT CERTIFICATE

                       MICHIGAN COMMUNITY BANCORP LIMITED


              This certifies that for value received, ____________________ or registered assigns (the "Registered Owner"), is the owner of ______ Class A redeemable common stock purchase warrants (the "Warrants"), each of which Warrants entitles the Registered Owner to purchase during the period commencing ________________ and expiring at 5:00 P.M. [Eastern] time on ________________,
200_, one fully paid and non-assessable share of common stock, no par value per share, of Michigan Community Bancorp Limited, a Michigan corporation (the "Company"), upon payment of $_____ per share (the "Exercise Price"); provided, however, that the number of shares of the Company's common stock purchasable upon exercise of each Warrant may be increased or reduced and the Exercise Price adjusted in the event of certain contingencies provided for in the Warrant Agreement described below. Payment of the Exercise Price of warrants represented by this Warrant Certificate shall be made in lawful money of the United States of America by check or wire transfer payment payable to the order of the Warrant Agent for the account of the Company.

              The Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions contained in the Warrant Agreement dated as of ________________, 2001 between the Company and ____________________ ("Warrant Agent"). . Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

              In order to exercise these Warrants, the form of election to purchase on the reverse side must be properly completed and executed. If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all shares purchasable, certificates representing Warrant to purchase the remaining number of shares will be issued. The Company shall not be required to issue fractions of shares upon the exercise of Warrants.

              Warrants are transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Owner thereof in person or by attorney duly authorized in writing, in the manner and subject to the limitations on transfer set forth in the Warrant Agreement, upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of the Company's common stock, will be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement.

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              This Warrant Certificate, when surrendered at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Owner in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificate of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares, subject to the limitations provided in the Warrant Agreement.

              If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make deliver of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

              The Registered Owner shall not be entitled to any of the rights of a stockholder of the Company prior to exercise hereof.

              Subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company for a redemption price of $.05 per Warrant on not less than 30 days' notice, provided that the closing bid price for the Company's common stock, as reported by the market on which the common stock trades, has exceeded $______________ for any 20 consecutive trading days. In the event the Company exercises its right to redeem the Warrants, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such date, it will cease to be exercisable and the Registered Owner will be entitled only to the redemption price.

              Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may treat the Registered Owner as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

              This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

              IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

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                                       MICHIGAN COMMUNITY BANCORP LIMITED



                                       By:
                                          --------------------------------------
                                                       , President



                                       By:
                                          --------------------------------------
                                                       , Secretary


                                       COUNTERSIGNED:



                                                                        , as
                                       ---------------------------------
                                       Warrant Agent


                                       By:
                                          --------------------------------------
                                                   Authorized Officer

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                                    EXERCISE


              The undersigned Registered Owner hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock of the Company issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of:

-------------------------------------------------
-------------------------------------------------
-------------------------------------------------
(Please print or type name and address)

and be delivered to:

-------------------------------------------------
-------------------------------------------------
-------------------------------------------------
(Please print or type name and address)

Please insert social security
Or other identifying number:
                            ---------------------

              And, if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Registered Owner at the address stated below.

              IMPORTANT: The name of the person exercising this Warrant must correspond with the name of the Warrantholder written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

Dated:                  , 200
      ------------------     -              ------------------------------------
                                            Signature of Registered Owner

SIGNATURE GUARANTEE
                                            ------------------------------------
                                            Print Name

                                            ------------------------------------

                                            ------------------------------------
                                            Address

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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

-------------------------------------------------
-------------------------------------------------
-------------------------------------------------
(Please print or type name and address)

Please insert social security
Or other identifying number:
                            ---------------------

         _______ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                  , 200
      ------------------     -              ------------------------------------
                                            Signature of Registered Owner

                                            ------------------------------------
                                            Print Name

              IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Warrant Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

SIGNATURE GUARANTEE: